Delaware          PAGE  1
                 The First State



  I, JEFFREY  W.   BULLOCK,  SECRETARY  OF
STATE  OF   THE   STATE   OF DELAWARE,   DO  HEREBY
CERTIFY   THE   ATTACHED IS   A  TRUE    AND   CORRECT
COPY    OF   THE   CERTIFICATE  OF   AMENDMENT   OF
"ASGI   AURORA OPPORTUNITIES FUND, LLC",
CHANGING ITS   NAME   FROM   "ASGI   AURORA
OPPORTUNITIES   FUND,  LLC"   TO    "GAI   AURORA
OPPORTUNITIES   FUND, LLC",   FILED  IN  THIS
OFFICE ON   THE   TWENTY-FIRST  DAY   OF   OCTOBER,
A.D.  2014,  AT    12:21 O'CLOCK  P.M.


     AND   I  DO  HEREBY  FURTHER CERTIFY   THAT  THE
EFFECTIVE  DATE    OF THE   AFORESAID CERTIFICATE
OF   AMENDMENT   IS  THE   FIRST  DAY   OF
NOVEMBER,  A.D.  2014.





4901924    8100


Jeffrey  W. Bullock, Secretary of State
AUTHENTICATION: 1800504


141316026    DATE: 10-22-14
You may verify this certificate online
at corp.delaware.gov/authver.shtml


[PAGE BREAK]


 State of  Delaware
Secretary of  State
Division of Corporations
Delivered  12:57 PM  10/21/2014
FILED 12:21 PM  10/21/2014
SRV  141316026  - 4901924   FILE




      STATE OF DELAWARE
CERTIF1CATE OF AMENDMENT




I.   Name of Limited Liability Company:

ASGI Aurora Opportunities Fund,  LLC


2.       The Certificate of Formation of the limited
liability company is hereby amended      as
follows:

 The name of the limited liability company is: GAI Aurora Opportunities Fund, LLC.

This Certificate of Amendment shall be
effective as of November 1, 2014





IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 17th day of October, A.D. 2014.



 :
By:      / s /   A d a m  T a b a c k

Authorized Person(s)

 Name:              Adam Taback
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